G O D F R E Y & K A H N, S. C.
                                Attorneys At Law
                             780 North Water Street
                            Milwaukee, WI 53202-3590
                     TEL: (414) 273-3500 FAX: (414) 273-5198
                                  www.gklaw.com

                               September 14, 2000

Baird Funds, Inc.
777 E. Wisconsin Avenue
Milwaukee, Wisconsin  53202

Gentlemen:

         We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 333-40128; 811-09997) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.01 par value of the Investor and Institutional classes of the Baird Horizon Growth Fund, Baird Intermediate Bond Fund, Baird Core Bond Fund, Baird Aggregate Bond Fund, Baird Short-Term Bond Fund and Baird Intermediate Municipal Bond Fund (the "Funds"), each a series of Baird Funds, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectuses of the Funds included therein).

         We have examined: (a) the Registration Statement (and the Prospectuses of the Funds included therein), (b) the Company's Articles of Incorporation and By-Laws, (c) certain resolutions of the Company's Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in
Section 180.0622(2)(b) of the Wisconsin Statutes.

         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                     /s/  Godfrey & Kahn, S.C.
                                                    ---------------------------
                                                     GODFREY & KAHN, S.C.